Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):BlackRock Limited Duration Income Trust(BLW )
BlackRock Funds, BlackRock Global Long/Short Credit Fund(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio(BR-HIYLD)BlackRock Multi
-Asset
Income - High Yield Portfolio(BR-INC-
HY)BlackRock Multi-Asset Income - Passive High Yield Portfolio(BR-INCPHY) BlackRock Secured Credit Portfolio(BR-MSB)BlackRock Credit Allocation Income Trust (Preferred Sleeve)( BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc(BVA-HI) BlackRock High Yield V.I. Fund(BVA-HY)
BlackRock Debt Strategies Fund, Inc.( DSU)BlackRock
Corporate High Yield Fund, Inc.( HYT)iShares iBoxx High Yield Corporate BondETF(ISHHYLD)MIST BlackRock High Yield Portfolio(MIST-HY )
AST BlackRock Global Strategies Portfolio (US High Yield)( PRU-AA-HY) Curian / BlackRock Global Long Short Credit Fund(SMF_CC-GC)

The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                           11-17-2014
Security Type:
                                           BND/CORP

Issuer
                                 HUNTINGTON INGALLS INDUSTRIES INC (2021)
Selling Underwriter
                                     CREDIT SUISSE SECURITIES (USA) LLC
Affiliated Underwriter(s)
                                           [X] PNC Capital Markets LLC
                                           [ ] Other:
List of Underwriter(s)
Credit Suisse Securities (USA) LLC, J.P.
Morgan Securities LLC, Wells Fargo
Securities, LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc., RBS Securities Inc., SMIBC Nikko Securities America, Inc., Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc., Scotia Capital
(USA) Inc., TD Securities (USA) LLC, PNC Capital Markets LLC, Fifth Third Securities, Inc.

Transaction Details
Date of Purchase
                                           11-17-2014

Purchase Price/Share(per share / % of par)
                                           $100
Total Commission, Spread or Profit
                                           1.80%

1.Aggregate Principal Amount Purchased (a+b)
                                           $30,000,000
a.US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $14,267,000
b.Other BlackRock Clients
                                           $15,733,000
2.Aggregate Principal Amount of Offering
                                           $600,000,000
Fund Ratio  [Divide Sum of #1 by #2] Must be less than 0.25
                                           0.0500

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ]U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[X]Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]1The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
                                           Abhishek Anchal
                                           Global Syndicate Team Member

Date:
                                           11-25-2014

Approved by:
                                           Steven DeLaura
                                           Global Syndicate Team Member

Date:
                                           11-25-2014